UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 16, 2023

EVELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38473	46-5594527
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
620 Memorial Drive
Cambridge, Massachusetts 02139
(Address of principal executive offices) (Zip Code)
(617) 577-0300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EVLO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 16, 2023, Evelo Biosciences, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s common stock, par value $0.001 per share (the “Common Stock”), had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”).

The letter has no immediate effect on the listing of the Common Stock on the Nasdaq Global Select Market, and the Common Stock will continue to trade on The Nasdaq Global Select Market under the symbol “EVLO,” subject to the Company’s compliance with the other continued listing requirements of The Nasdaq Global Select Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial compliance period of 180 calendar days from receipt of the letter, or until September 12, 2023, to regain compliance with the Bid Price Requirement. To regain compliance, the closing bid price for the Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days prior to September 12, 2023. There can be no assurance that the Company will be able to regain compliance or that Nasdaq will extend the compliance period.

If the Company does not regain compliance with the Bid Price Requirement by September 12, 2023, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company must submit an application to transfer the listing of the Common Stock to The Nasdaq Capital Market, which requires the Company to meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, other than the Bid Price Requirement. The Company would also need to pay an application fee to Nasdaq and to provide written notice of its intention to cure the deficiency during the additional compliance period. As part of its review process, Nasdaq will make a determination of whether it believes the Company will be able to cure this deficiency.

If the Company does not regain compliance within the compliance period(s), Nasdaq will provide written notification to the Company that the Common Stock will be subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq Listing Qualifications Panel. There can be no assurance that, if the Company decides to appeal the delisting determination, such appeal would be successful.

The Company intends to monitor the closing bid price of the Common Stock and may, if appropriate, consider taking actions to regain compliance with the Bid Price Requirement, including, subject to approval of the Company’s Board of Directors and stockholders, implementing a reverse stock split. There can be no assurance that the Company will be able to regain compliance with the Bid Price Requirement or will otherwise be in compliance with other applicable Nasdaq listing rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVELO BIOSCIENCES, INC.

Date: March 17, 2023	By:	/s/ Marella Thorell
Marella Thorell
Chief Financial Officer, Senior Vice President and Treasurer